6

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 21, 2026

Dole plc
(Exact name of registrant as Specified in Charter)

Ireland	001-40695	98-1610692
(State of Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S Employer Identification No.)

29 North Anne Street, Dublin 7
D07 PH36 Ireland

101 S. Tryon St, Suite #600, Charlotte, NC
United States 28202
(Address of Principal Executive Offices)

353-1-887-2600
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value per share	DOLE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 20, 2026, Dole plc (the “Company”) held its 2026 Annual General Meeting (the “AGM”). The proposals presented at the AGM are described in the Company’s proxy statement for the AGM furnished with the Securities and Exchange Commission on April 7, 2026. The final voting results were as follows:
Proposal 1 – Election of Directors
Shareholders elected each of the following director nominees for a three-year term as follows:

Directors	For	Against	Abstain
Jacinta Devine	46,724,357	10,664,011	12,159
Johan Lindén	56,789,952	598,807	11,768
Jimmy Tolan	55,727,632	1,661,111	11,784
Kevin Toland	56,541,868	846,885	11,774
Proposal 2 – Ratification of auditors
Shareholders ratified the selection of KPMG LLP as auditors of the Company and authorized the Audit Committee of the Board of Directors of the Company to fix the remuneration of KPMG as statutory auditors for the fiscal year ending December 31, 2026 as follows:

For	Against	Abstain
55,530,224	1,867,320	2,983
Proposal 3 – Issue of shares
Shareholders approved the granting of authority to the Board to issue shares under Irish law:

For	Against	Abstain
56,998,841	387,194	14,492
Proposal 4 – Exclusion of pre-emption rights
Shareholders approved the granting of authority to the Board to exclude pre-emption rights under Irish law:

For	Against	Abstain
55,046,301	2,327,089	27,138

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

DOLE PLC SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 21, 2026
DOLE PLC
(Registrant)

By: /s/ Jacinta Devine

Name: Jacinta Devine
Title: Chief Financial Officer